PURCHASE AGREEMENT

     THIS AGREEMENT is entered into this 2nd day of July, 1999, by and between Maple Grove Apartment Home, Inc., a Wisconsin corporation (hereafter referred to as the "Seller"), and The Shelard Group, Inc., a Minnesota corporation, or its designee, (the "Buyer"), upon the basis of the following facts, understandings and intentions of Seller and Buyer.

                                    RECITALS:

     1. Seller is the fee owner of a parcel of property ("Land") currently improved with fifteen (15) residential apartment buildings containing in the aggregate three hundred four (304) residential apartment units (hereafter in the aggregate the "Buildings") together with miscellaneous improvements to the Land ("Miscellaneous Improvements") commonly known as the "Maple Grove Apartments" located at 3019 Maple Valley Drive, City of Madison, County of Dane, Wisconsin and legally described in Exhibit A hereto attached;

     2. Buyer desires to purchase the Land, the Buildings, the Miscellaneous Improvements, and all licenses, trade names (including the name "Maple Grove Apartments" and variations thereof), permits, equipment, fixtures and furnishings and all other personal property, tangible or intangible, owned by Seller and physically located on the Land and used in the operation and maintenance of the foregoing and any computer programs which are transferable and all data bases on any type of computer or computer related storage used in the operation of the foregoing (hereafter said licenses, trade names, permits, equipment, fixtures, furnishings and other personal property and computer programs, data bases and computer related storage items shall be referred to in the aggregated as "Personal Property," and hereafter the Land, the Buildings, the Miscellaneous Improvements, and Personal Property is sometimes referred to in the aggregate as the "Property") in accordance with the terms and conditions hereinafter set forth; and

     3. Seller is willing to grant and extend to Buyer such purchase right.

     NOW, THEREFORE, in consideration of the agreements hereinafter provided and other good and valuable consideration, Seller agrees to sell and Buyer agrees to purchase from Seller the Property, together with and including all hereditaments, appurtenances, easements and right of ways thereunto belonging or in any way appertaining and also the right, title and interest (if any) of Seller in and to the bounding and abutting streets, alleys and highways, subject to and upon the following terms and conditions:

                                   SECTION I.

                                 PURCHASE PRICE

     It is hereby agreed that the Purchase Price of the Property shall be Sixteen Million Seven Hundred Thousand and no/100 Dollars ($16,700,000.00) (the "Purchase Price"), which shall be paid by Buyer to Seller as follows:

          (a) $100,000.00 earnest money to be paid into escrow as provided for in Section II below;;

          (b) Approximately $12,680,000.00 by Buyer agreeing to assume and pay according to its terms that certain existing first mortgage on the Property ("Mortgage") and

          (c) By Buyer paying at closing in cash the difference between the unpaid portion of the Purchase Price and the remaining unpaid principal amount of the Mortgage as of the date of closing being approximately $16,600,000.00 less $12,680,000.00 or $3,920,000.00 subject to adjustments and prorations at closing as described herein.

                                  SECTION II.

                              EARNEST MONEY DEPOSIT

     Currently with the execution of this Agreement, Buyer shall deposit in escrow with First American Title Insurance Company (the "Escrow Agent") and (sometimes hereafter "Title") the sum of $100,000.00 and any additional earnest money sums paid herein by Buyer (collectively referred to as "Deposit") which shall be retained by the Escrow Agent for the benefit of Seller and Buyer in accordance with the provisions of this Agreement. The parties hereby agree to execute such documentation, if any, reasonably required by the Escrow Agent in connection with the disbursement of the Deposit and establishment of said Deposit account referenced above.

                                  SECTION III.

                     INVESTMENT AND DISBURSEMENT OF DEPOSIT

     The Escrow Agent is hereby directed to invest the Deposit in a segregated interest-bearing money market bank deposit with an established local bank.

     The Deposit shall be disbursed by the Escrow Agent as follows:

          (a) Except as provided for in (b) below, in the event Buyer fails to terminate this Purchase Agreement pursuant to Section IV hereof within 14 days after Buyer has received a fully executed copy of this Purchase Agreement executed by Seller as well as Buyer, ("Early Termination Date"), the Deposit shall be delivered to Seller upon the termination of this Agreement.

          (b) The Deposit shall be delivered to Buyer in the event Buyer terminates this Agreement pursuant to Section IV (d), (e), (f), (g) or (h) or Sections VI, XVI and XVII or if Buyer terminates this Agreement prior to the Early Termination Date pursuant to any other subsections of Section IV.

          (c) In the event Buyer proceeds to closing, the Deposit shall be delivered to Seller at closing as part payment of the Purchase Price.

          (d) Upon the disbursement of the Deposit, any interest earned thereon shall be paid to Buyer.

                                  SECTION IV.

                              CONDITIONS PRECEDENT

     Seller  agrees  that  this  Agreement  shall  be  conditioned   upon  Buyer
satisfying himself, in his sole and absolute judgment, that the following contingencies with respect to the Property are met:

          (a) Buyer's inspection and approval of the Land, the completed Buildings, the completed Miscellaneous Improvements, Personal Property, Leases (as hereafter defined), the Other Agreements (as hereafter defined) and all other information required herein to be provided to Buyer by Seller, all during regular weekday business hours. Seller agrees to allow buyer and its agents the right of any ingress or egress over and through the Property for the purpose of inspecting and testing the same and making other observations as Buyer deems reasonably necessary. Buyer agrees to indemnify and hold Seller harmless from all injury, death or property damage or claims of any kind whatsoever arising out of or in any way incidental to Buyer's presence on the Property for the purposes aforesaid. The parties acknowledge that Buyer has not had an opportunity to examine the items relating to the Property prior to execution of this Agreement. Seller hereby agrees to provide Buyer with the following items within five (5) days from the execution of this Agreement and to supplement the same on a monthly basis between the date of execution of this Agreement and the closing:

               (i) Complete Plans and Specifications, blueprints, operating manuals, and licenses used to construct and to operate the Buildings and the remainder of the Property;

               (ii) Complete copies of all leases and rental agreement and amendments thereto relating to the operation of the Building ("Leases");

               (iii) Complete copies of all contracts or other agreements of any kind or nature currently affecting the Property ("Other Agreements") including management agreements with resident or non-resident managers, if any, service contracts, title policies or opinions by Seller's attorneys as to the title, copies of all insurance polices insuring the Property and any parking or cross-parking agreements;

               (iv) A copy of the rent roll as of the last day of the month preceding the date hereof showing all delinquencies, including a current summary of any and all other tenant defaults under the Leases and further containing the following information: (i) the space occupied; (ii) the name of the tenant;
(iii) the term of the Lease; (iv) the monthly rental, escalations or pass-throughs; (v) whether rental includes utilities or other services; (vi) the security or other deposit collected and/or applied; (vii) the amount of prepaid rent, if any; and (viii) any provisions concerning concessions, extensions, offsets, expansion rights, termination rights, allowances, options or any other extraordinary provision;

               (v) Copies of all certificates and policies of insurance held by Seller with respect to the Property;

               (vi) Copies of all permits or authorizations required to be issued by any governmental body having jurisdiction in connection with any state of facts or activity presently existing or being carried on with respect to the Property;

               (vii) Copies of all warranties and guaranties which pertain to the Property or any portion thereof ("Warranties");

               (viii) A complete statement of operating income and expenses for the Property for the last three (3) years. Said financial statements shall include those statements used in preparation of the tax returns filed with the Internal Revenue Service;

               (ix) Inventory of the Personal Property owned by the Seller and located on the Land and used in connection with the operation of the Property including, but not limited to, appliances located in the apartments, licenses, permits and equipment;

               (x) A complete vendor and supplier list containing the names, addresses and telephone numbers of all vendors and suppliers and a list of products or services which they each furnish;

               (xi) Copies of real estate tax statements for the Property for taxes due and payable in 1999 ("1999 Real Estate Tax Statements") along with copies of statements of assessed value for taxes due and payable in the years 1998 and 1997;

               (xii) Copies of the Mortgage and the underlying debt instruments and related collateral documents.

          (b) Buyer may use the Property for residential apartment purposes ("Current Uses") without being in violation of any zoning classification, land use classification, environmental requirement, or any other use classification or building classification or requirement established by any entity or authority having legal jurisdiction or authority thereof.

          (c) All utilities, including but not limited to electricity, gas, water (fire and domestic) storm and sanitary sewer, are available on site, through valid and adequate public or private easements for Current Uses; provided that in the case of private easements, they are appurtenant to the Property, or on the Property's side of abutting streets of size and capacity sufficient to serve the Current Uses.

          (d) That none of the encumbrances set forth on Exhibit B attached (the "Permitted Encumbrances") interfere with the Current Uses.

          (e) Buyer obtaining, as provided in Section V(A) hereof, a hazardous waste report for the Property from Buyer's approved environmental consultant and certified in favor of buyer showing the absence of hazardous substance, pollutants and trash thereon, and also showing the absence of asbestos or other materials that may create a health risk together with a certificate from Seller's architect certified in favor of Buyer certifying that the Plans and Specifications for the Building and the Miscellaneous Improvements did not require in the construction thereof, the use of asbestos or other products that are presently considered a health risk.

          (f) Written approval of the assumption of the Mortgage by Buyer and the sale of the Property to Buyer by the holder of the Mortgage, which approval shall be obtained by Seller. All costs and expenses including, but not limited to, the payment to such holder of any "assumption fee" or similar fees that may be charged by such holder shall be paid at the closing fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer.

          (g) Buyer concluding that the Property is not in violation of the Fair Housing Act (42 U.S.C.ss.3601, etc.).

          (h) All of Seller's warranties contained herein are true and correct now and as of the date of closing.

     The conditions precedent enumerated above shall be deemed not found to exist to the satisfaction of Buyer, and this Agreement shall be deemed terminated unless Buyer gives written notice hereunder to Seller that Buyer affirmatively satisfies or waives in writing the conditions precedent prior to the Early Termination Date with respect to subparagraphs (a), (b) and (c) above and prior to closing, as hereafter defined, with respect to subparagraphs (d),
(e), (f), (g) and (h). Upon termination of this Agreement as a result of Buyer's not waiving these conditions precedent, all parties hereto shall be released from all duties and obligations to each other contained herein.

                                   SECTION V.

                         ENVIRONMENTAL AUDITS AND SURVEY

     A. Environmental Audits. Buyer shall obtain, at Buyer's sole cost and expense, a "Phase One and/or Phase Two" environmental audit(s) done currently certified to Buyer.

     Notwithstanding the foregoing, Buyer shall have the right to do additional environmental audits and/or soil tests regardless of the cost as long as Buyer pays for all of such costs. Buyer agrees to indemnify and hold Seller harmless from all mechanic's liens liability and other costs and expenses arising from Buyer's doing such additional environmental audits and/or soil tests.

     B. Survey. Buyer shall as promptly as possible after the date hereof obtain a current "as built" survey of the Property currently certified to Buyer and Title as legally described in Exhibit A meeting such as the requirements of an ALTA/ACSM Land Title Survey as Buyer deems appropriate.

     C. Copies of Seller's Documents. Seller shall promptly deliver to Buyer copies of all soil tests, environmental audits, surveys and other documents relating to the physical properties of the Property which are within Seller's control.

                                  SECTION VI.

                                 TITLE EVIDENCE

     A. Buyer shall as soon as possible, at Buyer's expense, obtain a commitment(s) (the "Commitment") for an Owner's Policy of Title Insurance for the Property issued by Title. Buyer shall pay at closing the cost of the actual title insurance policy, if any, to be purchased by Buyer in the amount of the Purchase Price. The Commitment shall bear a date subsequent to the date hereof, shall include legible copies of all documents, maps, or plats set forth therein as affecting the Property and shall be issued through the Title in its capacity as a title insurance company by its local office or by its local agent situated in a County where the Property is located. The Commitment shall identify the Property and easements appurtenant thereto by the legal description(s) set forth on the Survey. The Commitment shall, at Buyer's option, contain endorsements guaranteeing: (i) all parcels shown in Exhibit A which comprise the Property to be contiguous; (ii) the zoning classification of the Property; (iii) that the Property abuts the public street(s) immediately adjacent thereto and has direct and valid access thereto; and (iv) such other endorsements as Buyer shall reasonably request.

     B. Within twenty (20) business days after receipt of both the Commitment in the form specified above and the Survey to be obtained by Buyer pursuant to
Section V hereof, Buyer shall deliver to Seller a written statement containing any objection Buyer has to title. If such statement is not delivered within the twenty (20) business day period, title shall be deemed approved by Buyer. If such statement is so delivered, Seller shall use its best efforts and all due diligence to cure or remove all such objections prior to closing. If any objection is not cured or removed within one hundred twenty (120) days of the receipt by Seller of the aforesaid written statement containing objection of Buyer to title, Buyer, at its option, may either: (i) accept title as it is, subject to the right to deduct from the Purchase Price liens or encumbrances securing a definite or ascertainable amount; (ii) cure such objections itself at Seller's expense and proceed to closing, in which case Seller agrees to escrow with the Title Company such reasonably estimated expenses and attorneys' fees needed to cure such objections and be responsible for any deficiencies in the escrowed amount; or (iii) terminate this Agreement. Upon any such termination all parties shall be released from all duties or obligations contained herein and the Deposit returned to Buyer as provided for in Section II hereof.

                                  SECTION VII.

                                  1031 EXCHANGE

     At either party's request, the other party agrees to cooperate with the requesting party in a deferred or simultaneous ss. 1031 like kind exchange of the Property as long as the other party is not required to take title to any other property or to incur any further cost, expense, liability or delay.

                                 SECTION VIII.

                            INTENTIONALLY LEFT BLANK

                                  SECTION IX.

                                   WARRANTIES

     Seller warrants and represents to Buyer that the following statements are now, and will at the closing, be true and accurate:

          (a) Seller will have marketable and insurable record title to the Property as of closing subject only to the Permitted Encumbrances listed on Exhibit B attached hereto and made a part hereof.

          (b) The information supplied to Buyer pursuant to Section IV(a) hereof is complete and materially correct and has been duly supplemented including, but not limited to, any new Other Agreements;

          (c) At closing Seller shall: (i) convey to Buyer by Warranty Deed the Property; (ii) convey by Warranty Bill of Sale the Personal Property to Buyer free of all leases, conveyances or other transfers or encumbrances on the Property or any portion thereof except for Permitted Encumbrances and other matters approved by Buyer pursuant to Sections IV, VI or VII or as otherwise provided herein; (iii) shall assign all of Seller's interest in the Leases and, to the extent requested by Buyer and to the extent they are assignable, all of Seller's interest in the "Other Agreements," (iv) shall execute an Indemnification Agreement ("Indemnification Agreement") with Buyer in the form of Exhibit C hereto attached; and (v) shall assign to Buyer all of Seller's interest, if an, in the name "Maple Grove Apartments" or variations thereof;

          (d) Seller has not received any notice nor are they aware of any pending action to take by eminent domain or by deed in lieu thereof all or any portion of the Property;

          (e) Seller shall be solely responsible for and shall pay on the date of closing any deferred tax or assessment, catch-up or adjustment in future taxes due as a result of the Property having been classified under any designation authorized by law to obtain a special low ad valorem tax rate or receive either an abatement or deferment of ad valorem taxes;

          (f) Seller is not a "foreign persons" as contemplated by Section 1445 of the Internal Revenue Code, and that at the closing Seller will deliver to Buyer a certificate so stating, in a form complying with the Federal tax law;

          (g) Seller has the full right, power and authority to enter into this Agreement and to carry out the terms and provisions hereof including, but not limited to, compliance with all appropriate procedures to authorize the execution and delivery or this Agreement;

          (h) The Property has not been used for storage or disposal of, nor does it contain, any hazardous substance or high concentrations or pollutants or contaminants, including but not limited to, those defined in any federal or state environmental law nor has the Property been used for the dumping or trash or other waste products; and Seller has no knowledge or belief that any other person has so used the Property. Any asbestos or other health endangering elements or chemicals are either absent from the Property or are properly encapsulated and do not present any health risk;

          (i) No unrecorded condition, restriction, obligation or agreement shall exist which shall materially and adverse affect the Property or Buyer's ability to use the Property for the Current Uses;

          (j) No portion of the Property is located within an area designated as a "floodplain" or "flood prone area" under any statute, regulation, or ordinance. The Property is free from any use or occupancy restrictions, except those imposed by zoning laws and regulations, and no part is dedicated or has been used as a cemetery or burial ground;

          (k) To the best of Seller's knowledge, no fact or condition exists which would result in the termination of the current access to the Property from any presently existing streets and roads adjoining or situated on the Property or to any existing sewer or other utility Facilities servicing, adjoining or situated on the Property. All utilities needed for Current Uses are available to the Property.

          (l) There is no default under the Mortgage, Seller has paid in full for all labor and materials which have been furnished to the Property and there is no litigation at law or in equity, and no proceedings of any administrative or regulatory authority pending or threatened against the Seller or affecting the Property;

          (m) All required foreign, federal and state tax returns, reports and estimates have been correctly prepared and filed by Seller for all of the years and periods for which any returns, reports or estimates were due, and all taxes, interests and penalties payable have been paid by Seller so there is and shall be no claim or lien or charge for taxes asserted against the Property. All contributions required to be paid by Seller to any unemployment, workers compensation or other governmentally administrated programs have been paid as and when due and there are no deficiencies in Seller's said account with respect to the Property. Seller will terminate all of its employees and Seller will pay, prior to or on the date of closing, to all of their employees all wages, fringe benefits, all accrued sick and vacation pay through the date of closing.

          (n) Seller warrants that there are no material defects or structural defects in the assets being transferred hereunder including, but not limited to, water leakage, flooding, seepage or drainage problems with the Property and there are no outstanding citations or notices of violations of any statutes, ordinances or regulations of any kind, nor has Seller ever been so cited or noticed with respect to the Property except Seller has received a letter of inquiry from the United States Department of Justice attempting to determine whether the Property complies with the Fair Housing Act, 42 U.S.C. ss. 3601, etc.

          (o) The Property is zoned for the Current Uses and the Property complies with the parking, setback and other requirements of the applicable zoning ordinances;

          (p) All instruments, other documents and written information delivered to Buyer by or on behalf of Seller shall be complete and correct in all respects as of the date of delivery to Buyer and as of the closing date. Seller has not knowingly withheld from Buyer any documents or other information material to the Property or the transactions contemplated in this Agreement;

          (q) The Property contains no individual sewage treatment system nor does it contain any wells and the Property does not contain any underground storage tanks containing fuel, oil or any other hazardous materials.

         Seller agrees to indemnify and hold Buyer harmless from all claims, expenses and liabilities (including reasonable attorney's fees) incurred by Buyer as a result of Seller's breach of any of the foregoing warranties. Seller further agrees to defend, indemnify and hold harmless Buyer and all other persons and entities subsequently owning and/or possessing the Property or any portion thereof and from any and all liabilities (including but not limited to attorney's fees), claims, demands, actions, causes of action, in law or in equity, whether past, present or future, known or unknown, liquidated or unliquidated, whether in tort, contact, statutory cause of action or administrative agency proceeding or otherwise, whether for personal injury, property damage, clean-up, remedial or response costs, wrongful death, or loss of consortium or support which arise out of or in any way relate to activities which Seller has conducted on the Property.

                                   SECTION X.

                                     CLOSING

     Subject to any extension as hereafter provided or agreed to in writing by the parties, the closing of this transaction shall take place in the office of Title on or before August 6, 1999. Notwithstanding anything hereunder to the contrary and except for the 120-day period given to Seller to cure title defects in Section VI B, if in the event that the closing of the transactions contemplated by this Agreement have not occurred on or prior to September 1, 1999, any party hereto shall have the unilateral right to elect to terminate this Agreement. If such an election to terminate occurs, no party hereunder shall have any liability whatsoever to any other party hereunder. Possession of the Property shall be deemed to have been given by Seller to Buyer coincident with the closing. The following procedure shall govern the closing:

          (a) Prior to the closing, Seller shall deliver to Buyer and the Title Company a copy of the proposed general Warranty Deed (the "Deed") which shall be in recordable form and shall convey good and marketable record title to the Property (using the legal descriptions set forth on the survey provided by Seller) to Buyer, subject only to current real estate taxes, the Permitted Encumbrances and other matters approved by buyer. If the form of the deed does not comply with the provisions set forth above, the Seller shall promptly correct the same upon notice from either buyer or the Title Company;

          (b) On or before the closing, Seller shall deliver to the Title Company or Buyer the following:

               (i) the Deed, properly executed and acknowledged along with the Deposit and a standard form Seller's Affidavit;

               (ii) current real estate tax statements;

               (iii) any applicable owner's duplicate certificates of title to the Property;

               (iv) any applicable abstracts of title;

               (v) a warranty of bill of sale properly executed for all Personal Property including all of Seller's supply of lease forms, advertising material and other business forms;

               (vi) properly executed assignments of all Seller's interest in and to the Leases and the original copies of all the Leases then in force and effect on the Property as of the closing and Other Agreements and the original copies of the Other Agreements (to the extent Buyer has requested the same and to the extent they are assignable), together with a current rent roll for tenants of the Property, and al security deposits and accrued statutory interest thereon, prepaid rents and other deposits made by tenants of the Property;

               (vii) a properly executed Indemnification Agreement;

               (viii) the Plans and Specifications for the improvements to the Property;

               (ix) an assignment of the warranties and any other documents required by this Agreement;

               (x) any other documentation reasonably requested by the Title Company in order to confirm the authority of the Seller to consummate this transaction or to permit the Title Company to issue to Buyer, upon completion of the closing, its Owner's Title Insurance Policy in an amount equal to the Purchase Price, subject only to those matters shown on the Commitment which were approved by buyer (the "Title Policy"); provided, however, that the foregoing shall not be construed to obligate Seller to provide any indemnity or to pay any sums not otherwise required to be paid by Seller hereunder;

               (xi) such funds may be required by Seller to pay closing costs or charges properly allocable to Seller;

          (c) On or before the closing Buyer shall deliver to the Title Company or Seller the following:

               (i) a properly executed Indemnification Agreement;

               (ii) such additional funds as may be required of Buyer to pay the Purchase Price, closing costs or charges properly allocable to Buyer.

          (d) After the Title Company has received all of the items to be deposited with it, and when it is in a position to issue the Title Policy reflected by the approved Commitment, the Title Company shall;

               (i) record the Deed instructing the Recorder's Office to return the same to Buyer;

               (ii) record any other instruments executed by the parties, or either of them, which are contemplated by this Agreement to be placed of record, instructing the Recorder's Office to return the same to the beneficiary thereof;

               (iii) issue to Buyer its Title Policy and deliver to Buyer all other documents to be herein deliver by Seller to the Title Company pursuant to this Agreement;

               (iv) charge Buyer for the cost of the title policy and survey, the recording cost of the Deed and the closing fee less abstracting charges and/or the cost of the title commitment which shall be charged to Seller;

               (v) charge Seller for the cost of recording any documents clearing title to the Property, any abstracting costs and/or the cost of the title commitment, and the cost, if any, of Buyer assuming the Other Agreements;

               (vi) charge Seller for the full cost of any deed transfer, revenue or similar tax with respect to the sale of the Property;

               (vii) 1998 real estate taxes and for prior years shall be paid by Seller and 1999 real estate taxes shall be prorated as of the date of closing. Seller shall pay all real estate taxes for 1998. All special assessments, levied or pending, including interest thereon, against the Property on the closing date, including, without limitation, trunk area charges and charges for lateral benefit from truck which remain unpaid in respect of the Property for sanitary sewer and storm sewer shall be paid for by Seller. If year 1999 real estate taxes are not available, then a proration shall be made based on the preceding years amount, and the amount of such taxes shall be adjusted when the current amount becomes known;

               (viii) all revenues and income, in connection with the operation of the Property (unless specifically otherwise allocated herein), shall all be prorated between the parties on the calendar year as of the closing date. Any income from rentals due but not paid as of closing date shall be forwarded to Seller if actually collected and received by buyer subsequent to the closing date; however, the parties agree that from and after the closing date, any monies received from any tenant shall be allocated first towards rental then currently due from such tenant, prior to allocation of past rentals due and owing from such tenant to Seller;

               (ix)  all  bills  for   services,   labor,   materials,   capital
improvements or other charges of any kind or nature rendered to Seller or the Property prior to the closing date shall be borne by and paid by Seller;

               (x) all tenant security deposits and any prepaid rent received by Seller for periods after the closing date shall be credited or paid to Buyer and charged to Seller and Buyer shall receive as a credit any accrued but unpaid interest on the Mortgage and a credit for the broker's fee of $410,000.00 as referenced in Section XIV hereof;

               (xi) all such proration of revenues and expenses shall be adjusted to the extent known on the closing date. Any such items unknown as of the closing date shall be adjusted after the closing date when such items become known; and

               (xii) prepare closing statements for Seller and Buyer, respectively, indicating deposits, credits and charges (including allocation of current real property taxes) and deliver the same, together with a disbursement of funds, to any appropriate party;

Any supplemental closing instructions given by any party shall also be followed by the Title Company provided the same do not conflict with any instructions set forth herein.

                                  SECTION XI.

                                DEFAULT BY BUYER

     In the event the transactions contemplated hereby fail to close as a result of a material default by buyer of any of the terms of this Agreement, and such failure to close continues for a period of ten (10) days after Seller notifies Buyer of such event, Seller's sole and exclusive remedy for such default shall be the right to cancel and terminate this Agreement as provided for by law. Except for the provision of Section III, upon such termination each party shall be released from all duties and obligations contained herein, it being understood and agreed that Seller is hereby releasing and/or waiving any right it might have to either specifically enforce this Agreement or sue for damages.

                                  SECTION XII.

                                DEFAULT BY SELLER

     If Seller refuses to perform any of its obligations as set forth herein and such failure to perform continues for a period of ten (10) days after Buyer notifies Seller of such event, Buyer may, at its option, elect one of the following remedies:

          (a) To terminate this Agreement by notice to Seller, in which event, except for the provision of Section III, neither party shall have any further rights or obligations hereunder; or

          (b) to enforce specific performance of Seller's obligations hereunder, including specifically the conveyance of the Property in the condition required hereby.

                                 SECTION XIII.

                             EXPENSE OF ENFORCEMENT

     If either party brings an action at law or in equity to enforce or interpret this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorney's fees and court costs in addition to any other remedy granted.

                                  SECTION XIV.

                                     BROKERS

     Seller warrants to Buyer that except for a brokerage commission due to the Buyer in the amount of $410,000.00, and a commission equal to three percent (3%) of the Purchase Price due to Wellington Realty, Inc. which Seller agrees to pay at the closing, Seller has not taken any action which would result in any real estate broker's fee being due or payable to any party in connection with this transaction. Buyer warrants to Seller that except for the foregoing fee, Buyer has not taken any action which would result in any real estate broker's fee, finder's fee or other fee being due or payable to any party in connection with this transaction. Except for the foregoing commission payable to Buyer, Seller and Buyer respectively agree to indemnify, defend and hold harmless the other from and against any and all other claims, fees, commissions and suits of any real estate broker or agent with respect to services claimed to have been rendered for or on behalf of such party in connection with the execution of this Agreement or the transaction set forth herein.

                                  SECTION XV.

                                     NOTICE

     All notices, demands and requests required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given or served either by personal delivery or by depositing the same in the United States Mail, addressed to Seller or to Buyer, as the case may be, prepaid and registered or certified mail, return receipt requested, at the following addresses:

     TO SELLER:              Maple Grove Apartment Home, Inc.
                             18650 W. Corporate Drive, #300
                             Brookfield, WI  53045
                             Attn:  Robert F. Rice

     WITH COPY TO:           __________________________________
                             __________________________________
                             __________________________________
                             Attn:_____________________________

     TO BUYER:               The Shelard Group, Inc.
                             c/o Century Bank, N.A.
                             11455 Viking Drive, Suite 100
                             Eden Prairie, Minnesota  55344
                             Attn:  Sheldon Z. Wert

     WITH COPY TO:           Maun & Simon, PLC
                             2000 Midwest Plaza Building West
                             801 Nicollet Mall
                             Minneapolis, Minnesota  55402
                             Attn:  Charles Bans

Rejection or refusal to accept or the inability to deliver notice hereunder because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request. Any party shall have the right from time to time and at any time upon the last ten (10) days' written notice thereof, to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America.

                                  SECTION XVI.

                                  CONDEMNATION

     In the event any portion of the Property is condemned or access thereto shall be taken, or in either case threatened, prior to the closing, and Buyer concludes that the taking renders the land remaining unsuitable for the Current Uses contemplated and Buyer notifies Seller in writing of such conclusion within thirty (30) days after written notice to Buyer of such condemnation action, then this Agreement shall terminate.

     If the Agreement is not terminated pursuant to the preceding sentence, the Purchase Price of the Property shall not be affected, it being agreed that if the award is paid prior to the closing of this transaction, such amount, insofar as it pertains to the Property, shall be held in escrow and delivered to Buyer at the time of closing; and if the award has not been paid prior to the closing of this transaction, then at the closing Seller shall assign to Buyer all of its right, title and interest with respect to such award and shall further execute any other instrument requested by Buyer to assure that such award is paid to Buyer.

     If Buyer does not terminate this Agreement, it shall have the right to contest the condemnation and/or the award resulting therefrom.

                                 SECTION XVII.

                        DAMAGE OCCURRING PRIOR TO CLOSING

     If, prior to the closing date, all or any part of the Property is substantially damaged by fire, casualty, the elements or any other cause, Seller shall immediately give notice to Buyer of such fact and at Buyer's option (to be exercised with ten (10) days after Seller's notice), this Agreement shall terminate, in which event neither party will have any further obligations under this Agreement. If Buyer fails to elect to terminate despite such damage, Seller shall promptly commence to repair such damage or destruction to mitigate further damages. If such damage shall be completely repaired prior to the closing date, then there shall be no reduction in the Purchase Price and Seller shall retain the proceeds of all insurance related to such damage. If such damage shall not be completely repaired prior to the closing date, Seller shall assign to Buyer all right to receive the proceeds of all insurance related to such damage, less costs incurred by Seller in mitigating damage or making repairs that are reimbursable by insurance then in force, and the Purchase Price shall remain the same. For purposes of this Section, the words "substantially damaged" mean damage that would cost $50,000.00 or more to repair.

                                 SECTION XVIII.

                                EMPLOYEE MATTERS

     This Agreement does not include and there shall not be assigned to or assumed by Buyer, by any provision of this Agreement nor by any other Agreement between Seller and Buyer, any obligations of Seller under labor agreements, pension plans, health and welfare plans, group insurance plans, tax, worker's or
employer's   compensation,   contribution  of
funding requirements and other contracts of commitment of Seller to its employees or former employees, whether with respect to the Property, its improvements thereon or otherwise. Buyer hereby does not agree to, and this Agreement shall not obligate Buyer to continue the employment of any employees or former employees of Seller. Seller shall indemnify and hold Buyer harmless from any loss, damage, claim or liability to employees and former employees of Seller of Seller arising from their employment by Seller, and termination of said employment by Seller with respect to the Property, its improvements thereon or otherwise.

                                  SECTION XIX.

                            CONTINUATION OF BUSINESS

     Seller hereby agrees that during the period between the execution of this Agreement and the closing date it will continue to actively and aggressively retain existing tenants, enforce all leases and seek tenants for vacant space, in accordance with their past business practices.

                                  SECTION XX.

                            MERGER/BINDING AGREEMENT

     All previous negotiations and understandings between Seller and Buyer or their respective agents and employees with respect to the transaction set forth herein are merged in this Agreement which alone fully and completely expresses the parties' rights, duties and obligations. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, it being understood and agreed that the warranties, representations and/or indemnities and hold harmless agreements made and expressed herein shall survive the closing of this transaction and shall not be merged therein.

                                  SECTION XXI.

                                 EFFECTIVE DATE

     The Effective Date of this Agreement shall be the date of the last party's execution; provided, however, that if the last party does not execute this Agreement and deliver a duly executed counterpart of the same to the first signing party within ten (10) days of the first party's execution date, then the offer or commitment to be bound hereby by the first executing party shall automatically be revoked and withdrawn, whereupon neither party shall be bound hereto.

                                 SECTION XXII.

                                  GOVERNING LAW

     This Agreement shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed and construed in accordance with the laws of said State.

                                 SECTION XXIII.

                                   ASSIGNMENT

     Buyer may assign effective at closing its rights under this Purchase Agreement, provided it gives Seller notice of such assignment.

     IN WITNESS WHEREOF, the parties hereto have executed these presents intending to be bound by the provisions herein contained.

SELLER:                                     BUYER:

MAPLE GROVE APARTMENT HOME, INC.            THE SHELARD GROUP, INC.


By:/s/                                      By:/s/
   -----------------------------            ----------------------------------
Its:____________________________            Its:______________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

     Units One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), and Fourteen (14), Maple Grove Apartment Homes, a Condominium, in the City of Madison, Dane County, Wisconsin.

     Being a part of Lot 140, Maple Grove First Addition, recorded in Volume 56-68B of Plats on pages 201-202, Dane County Registry, and Lot 154, Maple Grove Second Addition, recorded in Volume 56-100A of Plats on page 291, Dane County Registry, located in the Southeast 1/4 of the Southwest 1/4 of Section 1, Town 6 North, Range 8 East, in the City of Madison, Dane County, Wisconsin, to-wit:
Commencing at the South 1/4 corner of said Section 1, thence North 00 degrees 30' 36" East, 60.01 feet to the point of beginning; thence South 89 degrees 27' 19" West, 469.82 feet; thence North 00 degrees 32' 41" West, 188.66 feet; thence North 89 degrees 26' 47" West, 230.22 feet to the start of a curve; thence Northwesterly on a curve to the left which has a radius of 183.00 feet and a chord which bears North 30 degrees 23' 03" West, 182.11 feet; thence North 60 degrees 13' 25" West, 100.00 feet to a point of curve; thence Northwesterly on a curve to the right which has a radius of 117.00 feet and a chord which bears North 29 degrees 50' 06" West, 118.37 feet; thence North 00 degrees 33' 13" East
245.86 feet; thence South 89 degrees 26' 47" East 186.93 feet, thence North 80 degrees 26' 25" East, 110.04 feet; thence North 67 degrees 18' 45" East; 102.57 feet; thence North 54 degrees 38' 53" East 102.57 feet; thence North 43 degrees 53' 58" East, 71.62 feet; thence North 39 degrees 28' 58" East, 139.54 feet; thence North 44 degrees 52' 12" West, 17.15 feet; thence North 46 degrees 29' 30" West, 108.20 feet; thence North 39 degrees 28' 58" East, 30.07 feet; thence South 46 degrees 29' 30" East, 110.31 feet to a point of curve; thence Southeasterly on a curve to the right which has a radius of 333.00 feet and a chord which bears South 22 degrees 59' 27" East 265.58 feet; thence South 00 degrees 30' 36" West, 358.90 feet; thence South 89 degrees 29' 24" East, 220.00 feet; thence South 00 degrees 30' 36" West, 444.99 feet to the point of beginning.

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

     1. Leases

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

     This Agreement entered into this ____ day of ___________, 1999 by and between Maple Grove Apartment Home, Inc. (hereinafter referred to as the "Seller") and _______________________, (the "Buyer").

                                    RECITALS:

     1.  Seller,  simultaneously  with  the  execution  of this  Indemnification
Agreement, has sold to Buyer pursuant to a Purchase Agreement dated ______________________, 1999 ("Purchase Agreement") a parcel of land ("Land")
located in Dane County, State of Wisconsin,  legally described as ______________
______________________________________________________.

     2. The Land is improved with ______________________ (_________) residential apartment buildings contained in the aggregate three hundred four (304) residential apartment units ("Improvements").

     3. The property purchased by Buyer from Seller includes not only the Land and the Improvements, but also all licenses, permits, equipment, fixtures and furnishings and certain other personal property, tangible and intangible, owned by the Seller and used in the operation and maintenance of the Improvements (hereafter said licenses, permits, equipment, fixtures, furnishings and other personal property, together with the Land and the Improvements, shall be referred to in the aggregate as the "Property").

     4. Pursuant to the Purchase Agreement, the parties have agreed to execute this Indemnification Agreement relating to the Property.

     NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions hereafter set forth, the parties agree as follows:

     1. All risks, losses and liabilities incurred or accruing through the ownership or operation of the Property on or before the date hereof, shall be borne by Seller, including without limitation all liabilities which are presently unknown, undetermined or the subject of court litigation.

     2. All risks, losses and liabilities arising from ownership or operation of the Property subsequent to the date hereof shall be borne by Buyer.

     3. Seller hereby agrees to indemnify and hold Buyer harmless from all claims, liabilities, costs, expenses and attorneys' fees which accrue through the ownership or operation of the Property on or before the date hereof, including, but not limited to, all claims or liabilities arising out of Leases (as defined in the Purchase Agreement) or the Other Agreements (as defined in the Purchase Agreement).

     4. Seller further agrees to defend, indemnify and hold harmless Buyer from any and all liabilities (including but not limited to attorneys' fees), claims, demands, actions, causes of action, in law or in equity, whether past, present or future, known or unknown, liquidated or unliquidated, whether in tort, contract, statutory cause of action or administrative agency proceeding or otherwise, whether for personal injury, property damage, clean-up, remedial or response costs, wrongful death, or loss of consortium or support which arise out of or in any way relate to activities ("Activities") which Seller had conducted on the Property.

     5. Seller agrees to indemnify and hold Buyer harmless from all claims, expenses and liabilities (including reasonable attorneys' fees) incurred by Buyer as a result of Seller's breach of any of the warranties contained in the Purchase Agreement.

     6. Buyer hereby agrees to indemnify and hold Seller harmless from all claims, liabilities, costs and expenses and attorneys' fees which accrue through the ownership or operation of the Property after the date hereof, including, but not limited to, claims or liabilities and expenses arising out of Leases (as defined in the Purchase Agreement) and the Other Agreements which accrue after the date hereof and including all liabilities (including but not limited to attorneys' fees), claims, demands, actions, causes of action, in law or in equity, whether past, present or future, known or unknown, liquidated or
unliquidated,   whether  in  tort,  contract,   statutory  cause  of  action  or
administrative agency proceeding or otherwise, whether for personal injury, property damage, clean-up, remedial or responses costs, wrongful death, or loss of consortium or support which arise out of or in any way relate to activities ("Activities") which Buyer has conducted on the Property.

     7. Nothing in this Agreement shall be deemed to supersede or abrogate any terms of conditions of the Purchase Agreement, but rather the terms and conditions of this Agreement shall be deemed to supplement the terms and conditions of the Purchase Agreement.

     8. This Agreement shall be construed according to the laws of the State of Minnesota and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

SELLER:                                 BUYER:

MAPLE GROVE APARTMENT HOME, INC.        THE SHELARD GROUP, INC.


By:/s/                                  By:/s/
   -----------------------------           ----------------------------------
Its:____________________________        Its:_________________________________

                                      -2-